Exhibit 13.1

Telesystem International Wireless Inc.

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Annual Report of Telesystem International Wireless Inc., a Canadian corporation (the "Company"), on Form 20-F for the year ending December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), Bruno Ducharme, President and Chief Executive Officer of the Company and André Gauthier, Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 19, 2004

(signed)

Bruno Ducharme
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 19, 2004

(signed)

André Gauthier
Vice President and Chief Financial Officer
(Principal Financial Officer)